                                                                    EXHIBIT 4.12

30 November 2001


PB Holdings NV
1170 Brussels
Terhulpsesteenweg 166

Dear Sirs

This letter is intended to evidence the agreement of the parties to the Co-ordination Agreement between Pacific Dunlop Limited (PDL), PB Holdings NV and various of their respective subsidiaries dated on or about 30 November 2001 (Co-ordination Agreement), to amend clause 5.3 of the following Shares Agreements (as that term and the following terms are defined in the Co-ordination Agreement):

..  Shares Agreement Australia;

..  Shares Agreement USA; and

..  Novare Shares Agreement.

Clause 5.3 of the Shares Agreements specified above is deleted and replaced by the following clause:

     "The parties agree that as soon as practicable after Completion, they will take such steps as necessary to procure that any Inter Company Debt owing to or by the Company is extinguished including but not limited to those Inter Company Debts listed in schedule 12. Each party will on request provide to the other evidence of such extinguishment.

     For the avoidance of doubt, nothing in this clause 5.3 will require:

     (a)  any party or its Related Corporations to pay any money; or

     (b)  require any adjustment to the Purchase Price."

By signing the attached copy of this letter, PDL and PB Holdings NV agree to be bound by the terms of this letter and to procure its related corporations to do everything necessary to give effect to its terms.

Yours sincerely

/s/ Paul Devereux

Paul Devereux

Pacific Dunlop Limited

Signed for and on behalf of
Pacific Dunlop Limited
by its attorney:

/s/ Paul Devereux                            /s/ Carly Mansell
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Witness                                      Attorney

Paul Devereux
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Name (please print)


Signed for and on behalf of
PB Holdings NV
by its attornies:

/s/                                          /s/
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Witness                                      Attorney


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Name (please print)

/s/                                          /s/
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Witness                                      Attorney


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Name (please print)